Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-130045, 333-133220 and 333-136120), Form S-4 (Nos. 333-97727 and 333-117914), and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046, 333-97729, 333-100426, 333-107832, 333-117913, 333-127971, 333-129072, 333-136118, 333-140942, 333-143880, 333-149131, 333-149132) of eBay, Inc. of our report dated February 28, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, CA
February 28, 2008